Exhibit 10.14

KEY

ENGINEERING

GROUP, LTD.

ENGINEERING • CIVIL ARCHITECH • COMPLIANCE

W66 N215 Commerce Court

Cedarburg, Wisconsin  53012

(262) 375-4750

(800) 645-7365

Fax (262) 375-9680

June 10, 2003

Mr. Carl Benck
United Wisconsin Grain Producers
Post Office Box 247	Via Email: Benck @uwgp.com
Friesland, Wisconsin 53935-0247	and First Class Mail

Reference:	Preliminary Road Design and Community Development Block Grant Assistance
United Wisconsin Grain Producers
County Trunk EF and State Highway 33
Friesland, Wisconsin
KEY ENGINEERING GROUP, LTD.
Proposal No. P1306004

Dear Mr. Benck:

Key Engineering Group, Ltd. (KEY) is pleased to provide the United Wisconsin Grain Producers (UWGP) with this proposal to perform a Preliminary Road Design and assist with a Community Development Block Grant Application.  This proposal was prepared in response to our site visit on Tuesday, June 3, 2003.

BACKGROUND INFORMATION

In preparing this proposal, KEY relies upon the following information:

1.              Our June 3, 2003 site meeting.

2.                                         A February 6, 2003 geotechnical report as prepared by MES, Midwest Engineering Services.

3.                                         A conceptual site map presented to KEY at our meeting.

4.                                         An informational brochure titled “Ethanol and the Local Community” as prepared by AUS Consultants for the UWGP.

SCOPE OF WORK

*Task 1 – Preliminary Road Design

Prepare a preliminary road design for a Community Development Block Grant (CDBG) application submittal.  Horizontal and vertical alignment will be based on a site plan developed by Key Railroad Development, LLC.

*                 The preliminary road design will be created for the purpose of CDBG application submittal.  The preliminary design will not include detail that will be required for construction purposes (soils, construction management, staking, replacing missing irons, wetlands, tree locations and utilities).  It is assumed by KEY that these necessary details

CEDARBURG     •     RACINE        •       GREEN BAY

www.keyengineering.com

will be included once CDBG approval is received.  Upon CDBG approval, KEY will  prepare an estimate for such services for UWGP review and approval.

Task 2 – Environmental Assessment

KEY will determine the type of action, which must be implemented in association with this project.  The review will follow the guidelines outlined in the Wisconsin Administrative Code Wisconsin Department of Natural Resources Chapter NR 150 Environmental Analysis and Review Procedures for Department Actions.  Activities associated with this task include, but are not limited to:

2a)           Preparation of an Environmental Analysis

Information about the proposed project will be collected through a reconnaissance of the proposed UWGP facility.  All information obtained during our research and evaluation will be compiled for preparation an EA in accordance with NR 150.22, Preparation and Content of the EA or EIS.  KEY will also review information pertaining to and including but not limited to the following:

•                                              Evaluation of project significance

•                                              Air emissions

•                                              Fugitive dust

•                                              Odors

•                                              Impacts to Surface water and groundwater

•                                              Habitat and endangered resources

•                                              Wastewater and solid waste

•                                              Demolition related concerns

•                                              Energy usage concerns

•                                              Socio-economic impacts

•                                              Historic and archeological sites

2b)          Client/Regulatory Interface

•                                              Respond to comments and address issues as needed.

Task 3 – CDBG Application Assistance

1)               Contact the Region 5 Wisconsin Department of Commerce (Comm) CDBG Area Development Manager and arrange a site meeting with Comm, the Columbia County Economic Development Corporation (CDEDC) and the UWGP.

2)               KEY will prepare the following information for the meeting

a)                           Background information on the UWGP.

b)                          A description of the project

c)                           A detailed project budget.

d)                          Information on employment levels, wages and benefits, both existing and projected (3 years).

e)                           A project timeline.

f)                             A balance sheet, profit and loss, and cash flow statements for the last three fiscal years, and the most recent interim statement.

g)                          Three years of financial projections with notes covering all significant assumption.

Cost Estimate

KEY proposes to work on a time and materials basis in accordance with our attached unit rate schedule, not to exceed the following estimate:

Task	Task Description	Estimate

1	Preliminary Road Design	$1,950
2	Environmental Assessment	$3,500
3	CDBG Application Assistance	$6,500

	Project Estimate	$11,950

+2,000 per Carl

Agreement

Upon your approval, KEY will perform the scope of services outlined in this proposal under the attached General Conditions of Service.  Please indicate your acceptance of this proposal by singing below and returning a signed copy of the proposal for our file.

Client

Accepted by:	/Kevin Roche/

Title:	President

Date:	7 – 7 – 03

Please call us at (262) 375-4750 should you have any questions regarding this proposal.

Sincerely,

KEY ENGINEERING GROUP, LTD.

D’Arcy J. Gravelle

Senior Project Manager

DIG/sef

Attachments:                        Standard Fee Schedule
General Conditions of Service